Exhibit 10.3

OWENS-ILLINOIS, INC.

AMENDED AND RESTATED

2017 INCENTIVE AWARD PLAN

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT (“RSU”) AGREEMENT (“AGREEMENT”) is made by and between Owens-Illinois, Inc., a Delaware corporation (the “Company”) and the member of the Board of Directors of the Company whose account for which this grant is being accepted (the “Director”) effective as of the grant date referenced above (the “Date of Grant”):

             WHEREAS, the Company has established the Amended and Restated 2017 Incentive Award Plan (the “Plan”); and

             WHEREAS, the Plan provides for the issuance of RSUs, subject to certain vesting conditions thereon and to other conditions stated herein; and

             WHEREAS, the Board of Directors of the Company (the “Board”) after consultation with the Compensation Committee of the Board (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the RSUs provided for herein to the Director in partial consideration of services rendered, or to be rendered, to the Company.

             NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

             Whenever the following terms are used in this Agreement, they shall have the meaning specified below, unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

 Section 1.1.     Cause

                         “Cause” shall mean dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Owens-Illinois Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.2.     Disability

            “Disability” means the total disability of the Director, as determined in the sole discretion of the Committee.

Section 1.3.     Parent Corporation

             “Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.4.     Retirement

“Retirement” shall mean the retirement and “separation from service” (within the meaning of Section 409A of the Code) of a Director from the Company, a Parent Corporation or a Subsidiary after reaching the Company’s normal retirement age or the early retirement of a Director from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60.

Section 1.5.     Rule 16b-3

             “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.6.   Secretary

             “Secretary” shall mean the Secretary of the Company.

ARTICLE II.

ISSUANCE OF RSUs

Section 2.1.     Issuance of RSUs

              In consideration of the services rendered or to be rendered to the Company, a Parent Corporation or a Subsidiary and for other good and valuable consideration which the Committee has determined to be equal to the par value of its Common Stock, on the Date of Grant the Company awards to the Director the number of RSUs specified for this grant in the Employee’s Solium Shareworks Account, upon the terms and conditions set forth in this Agreement.

Section 2.2.     No Right to Continued Service

             Nothing in this Agreement or in the Plan shall confer upon the Director any right to continue in the membership of the Board.

ARTICLE III.

VESTING; PAYMENT

Section 3.1.     Vesting of RSUs

             Except as otherwise provided in this Section 3.1 and in Section 3.4 below, the RSUs shall vest in their entirety on the date of the Company’s annual meeting of shareholders at which directors are elected following the Date of Grant or such earlier date as the Director experiences a Termination of Service by reason of the Director’s death, Disability or Retirement.  If the Director experiences a Termination of Service other than by reason of the Director’s death, Disability or Retirement or for Cause, such Director shall immediately vest in that number of RSUs, equal to the number of RSUs in which such Director would have vested on the next annual meeting of shareholders at which directors are elected, but for such Termination of Service, times a fraction, the numerator of which is the number of days from the Date of Grant to the date of the Termination of Service and the denominator of which is the number of days from the Date of Grant to the next annual meeting of shareholders at which directors are elected.

Section 3.2.     Termination of RSUs

             Until vested pursuant to Section 3.1 or 3.4, all RSUs issued to the Director pursuant to this Agreement shall terminate immediately upon the Director’s Termination of Service.

Section 3.3.     Payment of RSUs

             Vested RSUs shall become payable within 30 days after the earlier of (i) the date of the Company’s annual meeting of shareholders at which directors are elected following the Date of Grant or (ii) the Director’s Termination of Service which constitutes a “separation from service” within the meaning of the regulations under Section 409A of the Internal Revenue Code of 1986, as amended.  Each vested RSU shall entitle the Director to receive a number of Shares, on a one for one basis, based on the number of RSUs which are vested as of the payment date.

Section 3.4.     Change in Control

             Notwithstanding any other provision of this Agreement, upon a Change in Control, the Committee shall then provide by resolution adopted prior to such event that, at some time prior to the effective date of such event, all outstanding RSUs not previously terminated pursuant to Section 3.2 shall fully vest.

Section 3.5.     Dividend Equivalents

A bookkeeping account will be established by the Company to which Dividend Equivalents equal to the product of (a) the number of RSUs subject to this Agreement, and (b) the dividend declared on a single share of Common Stock will be credited. To the extent the Director becomes vested in the RSUs issued pursuant to this Agreement, such Dividend Equivalents will be converted to cash or additional Shares (as may be determined by the

Committee in its sole discretion) and will be paid to the Director at the same time as the Shares of Common Stock are issued with respect to the vested RSUs. The Dividend Equivalents will cease and be forfeited upon the earlier of (i) the settlement of the RSUs into shares of Common Stock, and (ii) the forfeiture and termination of the RSUs under this Agreement.

Section 3.6.     Adjustments

             In the event of any change in the number or type of outstanding Shares as a result of a stock dividend, stock split or otherwise, the Committee may make such adjustments to the number of RSUs and corresponding Dividend Equivalents credited to the Director and the Shares subject to such RSUs as the Committee deems appropriate in its sole discretion.

ARTICLE IV.

MISCELLANEOUS

Section 4.1.     Administration

             The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules.  All action taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Director, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan or this Agreement except with respect to matters which, under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  No member of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the RSUs and/or Dividend Equivalents, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 4.2.     RSUs Not Transferable

             Neither the RSUs nor Dividend Equivalents, nor any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Director or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 4.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 4.3.     Conditions to Issuance of Stock Certificates

             The Company shall not be required to issue or deliver any certificate or certificates for Shares pursuant to this Agreement prior to fulfillment of all of the following conditions:

             (a)        The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

             (b)        The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

             (c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

             (d)        The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.4.     Notices

             Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Director shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Director shall, if the Director is then deceased, be given to the Director’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5.     Rights as Stockholder

             The Director shall not, by virtue of any RSU, be entitled to vote in any Company election, receive any dividend in respect of the Shares subject to any RSU (except as provided under Section 3.5 above) or exercise any other rights of a stockholder of the Company.  The RSUs shall not confer upon the Director any rights of a stockholder of the Company unless and until such RSUs have vested and Shares have been distributed in respect of such RSUs.

Section 4.6.     Titles

             Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7.     Conformity to Laws

             The Director acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of applicable law, including without limitation the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, this Agreement shall be administered only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.8.     Section 409A

             It is intended that this Agreement shall comply with the provisions of Section 409A of the Code (“Section 409A”) and the Treasury Regulations relating thereto (the “Treasury Regulations”) so as not to subject the Director to the payment of additional taxes and interest under Section 409A.  In furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Section 409A would result in the Director's being subject to payment of additional income taxes or interest under Section 409A, the Director and the Company agree to amend this Agreement in order to avoid the application of such taxes or interest under Section 409A.  Notwithstanding any provision to the contrary in this Agreement, no payment or distribution under this Agreement which constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Director's Termination of Service shall be made to the Director prior to the expiration of the six (6)-month period measured from the date of the Director’s “separation from service” (as such term is defined in the Treasury Regulations) if the Director is deemed at the time of such separation from service to be a “specified employee” within the meaning of such term as defined in the Treasury Regulations and such delayed commencement is otherwise required in order to avoid additional taxes and interest under Section 409A.  Upon the expiration of any such delayed payment period, all payments and benefits deferred pursuant to this Section 4.8 (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to the Director in a lump sum, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein.

Section 4.9.     Amendments

             This Agreement and the Plan may be amended without the consent of the Director provided that such amendment would not impair any rights of the Director under this Agreement.  No amendment of this Agreement shall, without the consent of the Director, impair any rights of the Director under this Agreement.

Section 4.10.   Tax Withholding

To the extent the Company, any Parent Corporation or a Subsidiary has any withholding obligations for the RSUs upon grant, vesting or settlement hereunder and/or the Dividend Equivalents upon payment hereunder, the Company will, unless the Director elects otherwise, automatically retain a portion of the Shares (or cash, as applicable) otherwise deliverable in respect of such vested RSUs and Dividend Equivalents with an aggregate fair market value (determined on the date such withholding obligation arises) equal to the amount that must be withheld by the Company, a Parent Corporation or a Subsidiary for federal, state and/or local tax purposes.  The Director may, however, elect to pay the Company, any Parent Corporation or a Subsidiary the amount of any required withholdings in cash or by check and not have Shares (or cash, as applicable) withheld.

Section 4.11.   Governing Law

             This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

OWENS-ILLINOIS, INC.

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